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                               USGlobalNanospace

FOR IMMEDIATE RELEASE

Contacts: Amy Power                                Troy Scheer
          Office: 214.618.3318                     Office: 972-323-0491
          Mobile: 214.693.2146                     Mobile: 469-358-6691
          amy@trancemarketinggroup.com             troy@trancemarketinggroup.com

      USGN and United Technologies Provide Update on All-Clear(TM) Progress

(Carson City, Nevada) Wednesday, March 28, 2006 -- US Global Nanospace, Inc. (OTCBB: USGA) ("USGN") today issued the following update received from United Technologies Corporation regarding progress in bringing All-Clear Chemical and Biological Decontamination Foam to market.

      All-Clear(TM) is a new decontaminant and disinfectant formula co-developed by USGN and Kidde Fire Fighting. For the past two years, Kidde Fire Fighting has been working with USGN to develop the All-Clear product as a decontaminant for military and first responder uses. The product demonstrated a high degree of efficacy during laboratory AOAC dilution/sporicidal tests against:
Staphylococcus Aureus, Salmonella Choleraesus, Pseudomonas Aeruginosa, Bacillus Subtilis, Clostridium Sporogenes, Avian Influenza Virus (H9N2 Strain), Corona Virus (SARS CDC Strain), and Methicillin Resistant Staphylococcus Aureus.

      Kidde Fire Fighting submitted an application to register All-Clear as a commercial disinfectant and sterilizer with the US Environmental Protection Agency (EPA) in August 2005, which was accepted in January 2006. Typical durations for the EPA to review registration applications upon acceptance average between nine and twelve months. Although the EPA will conduct its own independent review of each constituent, we note that every active ingredient of All-Clear possesses its own EPA pesticide number. Furthermore, All-Clear passed the Boeing Aircraft Corrosion Series D6-17487 Revision P rendering it in the mild category, and demonstrated low toxicity against a series of generally accepted toxicological study test programs.

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      All-Clear Update/2

      The process to achieve EPA registration is methodical and time consuming, and most importantly necessary for the intended use of the All-Clear product. USGN will continue to provide updates regarding product and corporate developments on a timely and ongoing basis.

      "We look forward to completion of the EPA review process for All-Clear, which we believe will be a key milestone in realizing the product's significant potential to address and neutralize evolving and pervasive chemical and biological threats. We appreciate the efforts of our partner, United Technologies Corporation, in carefully working with the EPA to achieve our goals," stated Carl Gruenler, Chief Executive Officer of USGN.

About US Global Nanospace

      US Global Nanospace, Inc. is a solutions oriented research and development company that specializes in identifying, developing, and commercializing new and emerging technologies and products for integration into the security, defense and health and safety markets. USGN uses cross-discipline knowledge in the areas of science, engineering, nanotechnology and nanomaterials to develop products that address high performance issues. USGN has focused its commercial efforts on identifying strategic partnership companies that have the resources to manufacture, market or integrate its products on a commercial scale. USGN's products include MAPSANDS(TM), All-Clear(TM) Chem/Bio Decontamination Foam, the G-Lam line of variable threat armor solutions, NanoFilters for HVAC, NanoFilterCX, BlastX, and Radomes. More information is available at http://www.usgn.com.

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Safe Harbor

This announcement contains express or implied forward-looking statements about US Global Nanospace's future financial and operating results, products and business relationships. These statements involve known and unknown risks, uncertainties and other factors that could cause actual results to differ materially from those suggested in the forward-looking statements, including but not limited to, reliance on the manufacturing, sales and marketing efforts of a third party over which US Global Nanospace has no direct control, enforceability, and validity of proprietary rights, ability to raise sufficient capital or borrow sufficient funds to fund future operations, ability to develop future products, technology shifts, potential technical or manufacturing difficulties that could delay products, competition, pricing pressures, the uncertainty of market acceptance of new products by customers, the outcome of pending or future

All-Clear Update/3

litigation, ability to obtain and maintain regulatory approvals for products, general economic factors and other risks identified and discussed in US Global Nanospace's filings with the Securities and Exchange Commission, including those set forth in US Global Nanospace's annual report on Form 10-KSB before the year ended March 31, 2005. These forward-looking statements are based on information and management's expectations as of the date hereof. Future results may differ materially from the US Global Nanospace's current expectations. US Global Nanospace disclaims any intent or obligation to update those forward-looking statements, except as required by law.



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